Exhibit 99.2

The St. Paul Travelers Companies, Inc. Financial Supplement - Third Quarter 2006

Index

The St. Paul Travelers Companies, Inc.

Financial Supplement - Third Quarter 2006

Business Realignment

In August 2006, the Company announced a realignment of two of its three reportable business segments. The former Commercial and Specialty segments were realigned into two new segments: the Business Insurance segment and the Financial, Professional & International Insurance segment. The Personal segment was renamed Personal Insurance. These changes were designed to reflect the manner in which the Company’s businesses are currently managed, and represent an aggregation of products and services based on type of customer, how the business is marketed, and the manner in which the risks are underwritten.  The following discussion relates to the two realigned segments.  Financial data for all periods presented has been reclassified to be consistent with the new segment structure.

Business Insurance

The Business Insurance segment offers a broad array of property and casualty insurance and insurance-related services to its clients primarily in the United States. Business Insurance is organized into the following groups, which comprise Business Insurance’s Core operations collectively:

• Select Accounts serves small businesses and offers commercial multi-peril, property, general liability, commercial auto and workers’ compensation insurance.

• Commercial Accounts serves primarily mid-sized businesses for property and casualty products, including property, general liability, commercial multi-peril, commercial auto and workers’ compensation insurance.  Certain units included in Commercial Accounts prior to the realignment are now included in the Industry-Focused Underwriting, Target Risk Underwriting or Specialized Distribution groups.

• National Accounts comprises three business units.  The largest provides casualty products and services to large companies, with particular emphasis on workers’ compensation, general liability and automobile liability.  National Accounts also includes Discover Re, which provides unbundled property and casualty insurance products to insureds who utilize programs such as self-insurance, collateralized deductibles and captive reinsurers.  In addition, National Accounts includes the commercial residual market business, which primarily offers workers’ compensation products and services to the involuntary market.

• Industry-Focused Underwriting. The following units serve targeted industries with differentiated combinations of insurance coverage, risk management, claims handling and other services:

• Construction serves a broad range of construction businesses, offering guaranteed cost products for small to mid-sized policyholders and loss sensitive programs for larger accounts.  For the larger accounts, the customer and the Company work together in actively managing and controlling exposure and claims and they share risk through policy features such as deductibles or retrospective rating.  Products offered include workers’ compensation, general liability and commercial auto coverages, and other risk management solutions.

• Technology serves small to mid-sized companies involved in telecommunications, information technology, medical technology and electronics manufacturing, offering a well-balanced comprehensive portfolio of products and services.  These products include property, commercial auto, general liability, workers’ compensation, umbrella, internet liability, technology errors and omissions coverages and global companion products.

• Public Sector Services markets insurance products and services to public entities including municipalities, counties, Indian Nation gaming and selected special government districts such as water and sewer utilities. The policies written by this unit typically cover property, commercial auto, general liability and errors and omissions exposures.

• Oil & Gas provides specialized property and liability products and services for customers involved in the exploration and production of oil and natural gas, including operators and drilling contractors, as well as various service and supply companies and manufacturers that support upstream operations. The policies written by this business group insure drilling rigs, natural gas facilities, and production and gathering platforms, and cover risks including physical damage, liability and business interruption.

• Agribusiness serves small to medium-sized agricultural businesses, including farms, ranches, wineries and related operations, offering property and liability coverages other than workers’ compensation.

• Target Risk Underwriting. The following units serve commercial businesses requiring specialized product underwriting, claims handling and risk management services:

• National Property serves large and mid-sized customers, including retailers, hospitals, colleges and universities, and owners of industrial parks, office buildings, apartments and amusement parks, covering losses on buildings, business assets and business interruption exposures.

• Inland Marine provides insurance for goods in transit and movable objects for customers such as jewelers, museums, contractors and the transportation industry.  Builders’ Risk insurance is also offered to customers during the construction, renovation or repair of buildings and other structures.

• Ocean Marine serves the marine transportation industry and related services, as well as other businesses involved in international trade. The Company’s product offerings fall under six main coverage categories: marine liability, cargo, hull and machinery, protection and indemnity, pleasure craft, and marine property and liability.

• Excess Casualty serves small to mid-sized commercial businesses, offering mono-line umbrella and excess coverage where the Company does not write the primary casualty coverage, or where other business units within the Company prefer to outsource the underwriting of umbrella and excess business based on the expertise and/or limit capacity of Excess Casualty.

• Boiler & Machinery serves customers ranging from small businesses to Fortune 100 companies, offering comprehensive breakdown coverages for equipment, including property and business interruption coverages.   Through the BoilerRe unit, Boiler and Machinery also serves other property casualty carriers that do not have in-house expertise with reinsurance, underwriting, engineering, claim handling and risk management services for this type of coverage.

• Global Accounts provides insurance to U.S. companies with foreign property and liability exposures (“home-foreign”), and foreign organizations with property and liability exposures located in the United States (“reverse-flow”), as part of a global program.

i

The St. Paul Travelers Companies, Inc.

Financial Supplement - Third Quarter 2006

Business Realignment (Continued)

Business Insurance (Continued)

• Specialized Distribution. The following units market and underwrite their products to customers predominantly through licensed wholesale, general and program agents that manage customers’ unique insurance requirements.

• Northland provides insurance coverage for the commercial transportation industry, as well as commercial liability and package policies for small, difficult to place specialty classes of commercial business on an admitted or excess and surplus lines basis.

• National Programs offers tailored property and casualty programs on an admitted basis for customers with common risk characteristics or coverage requirements.  Programs available include those for entertainment, architects and engineers, equipment rental and golf services.

• Underwriting Facilities serves small commercial businesses, offering general liability, property and commercial auto physical damage coverages on an admitted or excess and surplus lines basis.

Business Insurance also includes the Special Liability Group, (which manages the Company’s asbestos and environmental liabilities); the assumed reinsurance, health care, and certain international and other runoff operations; policies written by the Company’s Gulf operation (Gulf), which was placed into runoff during the second quarter of 2004, and the Company’s Personal Catastrophe Risk business, which was sold in November 2005.  The Company’s Personal Catastrophe Risk business had been included in the Specialty segment prior to the August 2006 segment realignment.  In accordance with the terms of the sale agreement, the Company retained responsibility for the pre-sale claims and claim adjustment expense reserves related to the Personal Catastrophe Risk business and remains responsible for any changes in estimates in those reserves through a quota-share reinsurance agreement.  All of these operations are collectively referred to as Business Insurance Other.

Financial, Professional & International Insurance

The Financial, Professional & International Insurance segment includes surety and financial liability coverages, which require a primarily credit-based underwriting process, as well as property and casualty products that are primarily marketed on an international basis.  The segment includes the following businesses:

• Bond provides a wide range of customers with specialty products built around the Company’s market leading surety bond business along with an expanding executive liability practice for middle and small market private companies and not-for-profit organizations. Bond’s range of products includes surety and fidelity bonds, directors’ and officers’ liability insurance, errors and omissions insurance, professional liability insurance, employment practices liability insurance, fiduciary liability insurance, and other related coverages.

• Financial & Professional Services primarily provides professional liability and management liability coverages for public corporations against losses caused by the negligence or misconduct of named directors and officers, professional liability coverages for a variety of professionals, such as lawyers, design professionals and real estate agents, for errors and omissions committed in the course of professional conduct or practice, and a full range of insurance coverages including property, auto, liability, fidelity and professional liability coverages for financial institutions.

• International and Lloyd’s includes coverages marketed and underwritten to several customer groups within the United Kingdom, Canada and the Republic of Ireland and the Company’s participation in Lloyd’s.  The International operations offer specialized insurance and risk management services to several customer groups, including those in the technology, public services, and financial and professional services industry sectors. The Company’s International operations primarily underwrite employers’ liability (similar to workers’ compensation coverage in the United States), public and product liability (the equivalent of general liability), professional indemnity (similar to professional liability coverage), motor (similar to automobile coverage in the United States) and property.  At Lloyd’s, the Company underwrites four principal lines of business—aviation, marine, global property, and accident and special risks—through Syndicate 5000, for which the Company provides 100% of the capital. During the second half of 2004, the Company made a decision to exit certain portions of the Lloyd’s personal lines business and, in early 2005, sold the right to renew this business as well as the operating companies that supported it.

ii

The St. Paul Travelers Companies, Inc.

Financial Highlights

($ and shares in millions, except per share data)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Income from continuing operations	$877	$931	$75	$178	$1,006	$970	$1,043	$1,883	$3,019
Income from continuing operations per share:
Basic	$1.31	$1.39	$0.11	$0.26	$1.45	$1.40	$1.52	$2.79	$4.37
Diluted	$1.25	$1.33	$0.11	$0.26	$1.41	$1.36	$1.47	$2.69 `	$4.23

Net income	$212	$1,069	$162	$179	$1,006	$970	$1,043	$1,443	$3,019
Net income per share:
Basic	$0.31	$1.59	$0.24	$0.26	$1.45	$1.40	$1.52	$2.14	$4.37
Diluted	$0.31	$1.52	$0.23	$0.26	$1.41	$1.36	$1.47	$2.07	$4.23

Operating income	$859	$966	$50	$151	$1,011	$959	$1,037	$1,875	$3,007
Operating income per share:
Basic	$1.28	$1.44	$0.07	$0.22	$1.46	$1.39	$1.51	$2.78	$4.35
Diluted	$1.23	$1.38	$0.07	$0.22	$1.41	$1.34	$1.46	$2.68	$4.22

Continuing operations return on equity	16.6%	17.4%	1.3%	3.2%	17.9%	17.0%	17.6%	11.6%	17.5%
Return on equity	4.0%	20.0%	2.9%	3.2%	17.9%	17.0%	17.6%	8.9%	17.5%
Operating return on equity	16.7%	18.6%	0.9%	2.8%	18.1%	16.6%	17.4%	11.9%	17.4%

Total assets, at period end	$110,750	$111,804	$113,442	$113,187	$113,376	$113,886	$115,498	$113,442	$115,498
Total equity, at period end	$20,732	$22,369	$22,408	$22,303	$22,837	$23,052	$24,747	$22,408	$24,747

Book value per share, at period end	$30.51	$32.90	$32.14	$31.94	$32.59	$33.14	$35.69	$32.14	$35.69
Adjusted book value per share, at period end	$30.10	$31.48	$31.46	$31.47	$32.68	$33.83	$35.10	$31.46	$35.10

Weighted average number of common shares outstanding (basic)	668.1	669.5	679.2	688.3	692.2	691.8	685.3	672.3	689.7
Weighted average number of common shares outstanding and common stock equivalents (diluted)	709.1	710.3	683.8	694.1	720.8	720.4	714.6	711.3	718.6
Common shares outstanding at period end	673.6	674.6	692.2	693.4	696.2	691.4	689.5	692.2	689.5

Common stock dividends declared	$148	$155	$159	$160	$160	$180	$180	$462	$520

Common stock repurchased: (1)
Shares	0.2	0.1	0.4	0.1	0.5	5.7	2.8	0.7	9.0
Cost	$8	$6	$13	$6	$22	$253	$126	$27	$401

(1)          For the three months and nine months ended September 30, 2006, includes 2.7 million and 8.4 million shares, respectively, for a total cost of $121 million and $371 million, respectively, repurchased under the Board authorized repurchase program of up to $2 billion.

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Reconciliation to Net Income and Earnings Per Share

($ and shares in millions, except earnings per share)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Net income
Operating income	$859	$966	$50	$151	$1,011	$959	$1,037	$1,875	$3,007
Net realized investment gains (losses)	18	(35)	25	27	(5)	11	6	8	12
Income from continuing operations	877	931	75	178	1,006	970	1,043	1,883	3,019
Discontinued operations	(665)	138	87	1	—	—	—	(440)	—
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,043	$1,443	$3,019

Basic earnings per share
Operating income	$1.28	$1.44	$0.07	$0.22	$1.46	$1.39	$1.51	$2.78	$4.35
Net realized investment gains (losses)	0.03	(0.05)	0.04	0.04	(0.01)	0.01	0.01	0.01	0.02
Income from continuing operations	1.31	1.39	0.11	0.26	1.45	1.40	1.52	2.79	4.37
Discontinued operations	(1.00)	0.20	0.13	—	—	—	—	(0.65)	—
Net income	$0.31	$1.59	$0.24	$0.26	$1.45	$1.40	$1.52	$2.14	$4.37

Diluted earnings per share
Operating income	$1.23	$1.38	$0.07	$0.22	$1.41	$1.34	$1.46	$2.68	$4.22
Net realized investment gains (losses)	0.02	(0.05)	0.04	0.04	—	0.02	0.01	0.01	0.01
Income from continuing operations	1.25	1.33	0.11	0.26	1.41	1.36	1.47	2.69	4.23
Discontinued operations	(0.94)	0.19	0.12	—	—	—	—	(0.62)	—
Net income	$0.31	$1.52	$0.23	$0.26	$1.41	$1.36	$1.47	$2.07	$4.23

Adjustments to income from continuing operations and weighted average shares for income from continuing operations EPS calculations: (1)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Basic
Income from continuing operations, as reported	$877	$931	$75	$178	$1,006	$970	$1,043	$1,883	$3,019
Preferred stock dividends, net of taxes	(2)	(2)	(1)	(1)	(1)	(1)	(1)	(5)	(4)
Income from continuing operations available to common shareholders - basic	$875	$929	$74	$177	$1,005	$969	$1,042	$1,878	$3,015

Diluted
Income from continuing operations available to common shareholders - basic	$875	$929	$74	$177	$1,005	$969	$1,042	$1,878	$3,015
Effect of dilutive securities:
Convertible preferred stock	2	2	—	—	1	1	1	4	4
Zero coupon convertible notes	1	1	—	—	1	1	1	3	3
Convertible junior subordinated notes	7	7	—	—	7	7	7	20	20
Equity unit stock purchase contracts	3	3	—	—	—	—	—	9	—
Income from continuing operations available to common shareholders - diluted	$888	$942	$74	$177	$1,014	$978	$1,051	$1,914	$3,042

Common Shares
Basic
Weighted average shares outstanding	668	669	679	688	692	692	685	672	690

Diluted
Weighted average shares outstanding	668	669	679	688	692	692	685	672	690
Weighted average effects of dilutive securities:
Stock options and other incentive plans	2	2	5	6	6	6	7	3	6
Convertible preferred stock	5	4	—	—	4	3	4	4	4
Zero coupon convertible notes	2	3	—	—	2	2	2	2	2
Convertible junior subordinated notes	17	17	—	—	17	17	17	17	17
Equity unit stock purchase contracts	15	15	—	—	—	—	—	13	—
Diluted weighted average shares outstanding	709	710	684	694	721	720	715	711	719

(1)   Adjustments to income from continuing operations and weighted average shares for income from continuing operations EPS calculations can also be used for the operating income and net income EPS calculations.

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Statement of Income - Consolidated

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Revenues
Premiums	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$5,260	$15,205	$15,432
Net investment income	765	775	812	813	875	874	858	2,352	2,607
Fee income	171	165	169	159	150	153	150	505	453
Net realized investment gains (losses)	—	(55)	39	33	(6)	10	12	(16)	16
Other revenues	50	43	45	40	40	37	36	138	113
Total revenues	6,105	6,037	6,042	6,181	6,050	6,255	6,316	18,184	18,621

Claims and expenses
Claims and claim adjustment expenses	3,223	3,101	4,361	4,242	3,042	3,153	3,047	10,685	9,242
Amortization of deferred acquisition costs	810	783	830	829	800	814	858	2,423	2,472
General and administrative expenses	813	789	789	838	794	866	869	2,391	2,529
Interest expense	71	70	70	75	76	78	88	211	242
Total claims and expenses	4,917	4,743	6,050	5,984	4,712	4,911	4,862	15,710	14,485

Income (loss) from continuing operations before income taxes	1,188	1,294	(8)	197	1,338	1,344	1,454	2,474	4,136
Income tax expense (benefit)	311	363	(83)	19	332	374	411	591	1,117
Income from continuing operations	877	931	75	178	1,006	970	1,043	1,883	3,019
Discontinued operations
Operating income (loss), net of taxes	(665)	—	2	—	—	—	—	(663)	—
Gain on disposal, net of taxes	—	138	85	1	—	—	—	223	—
Income (loss) from discontinued operations, net of taxes (1)	(665)	138	87	1	—	—	—	(440)	—
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,043	$1,443	$3,019

Other statistics:
Effective tax rate on net investment income	23.9%	22.8%	23.0%	22.3%	23.5%	23.0%	22.1%	23.2%	22.9%
Net investment income (after-tax)	$583	$598	$625	$632	$670	$673	$668	$1,806	$2,011

Catastrophes, net of reinsurance:
Pre-tax	$31	$11	$1,524	$623	$—	$67	$15	$1,566	$82
After-tax	$20	$8	$1,009	$435	$—	$44	$10	$1,037	$54

(1)          In accordance with the Company’s plan to divest its equity ownership in Nuveen Investments, the Company classified Nuveen Investments as a discontinued operation beginning in 1Q 2005. Additionally, due to the taxable nature of the transaction, the Company recorded a charge of $687 million in discontinued operations in 1Q 2005, reflecting the difference between the tax basis and the GAAP carrying value of its investment in Nuveen Investments. A $138 million after-tax gain was recorded in 2Q 2005 related to the divestiture of 45.9 million shares of Nuveen Investments. An $85 million after-tax gain was recorded in 3Q 2005 related to the divesture of the remaining 27.5 million shares of Nuveen Investments.

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Net Income by Major Component and Combined Ratio - Consolidated

($ in millions, net of tax)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Underwriting gain (loss)	$291	$383	$(555)	$(463)	$337	$311	$407	$119	$1,055
Net investment income	583	598	625	632	670	673	668	1,806	2,011
Other, including interest expense	(15)	(15)	(20)	(18)	4	(25)	(38)	(50)	(59)
Operating income	859	966	50	151	1,011	959	1,037	1,875	3,007
Net realized investment gains (losses)	18	(35)	25	27	(5)	11	6	8	12
Discontinued operations	(665)	138	87	1	—	—	—	(440)	—
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,043	$1,443	$3,019

GAAP Combined ratio (1), (2)
Loss and loss adjustment expense ratio	61.3%	59.4%	86.3%	81.0%	58.9%	59.5%	56.7%	68.8%	58.3%
Underwriting expense ratio	29.2%	28.2%	29.9%	30.1%	30.0%	30.3%	30.5%	29.1%	30.3%
Combined ratio	90.5%	87.6%	116.2%	111.1%	88.9%	89.8%	87.2%	97.9%	88.6%

Impact of catastrophes on combined ratio	0.6%	0.2%	30.3%	12.2%	0.0%	1.3%	0.3%	10.2%	0.5%
Impact of prior year reserve development on combined ratio	-1.1%	-1.5%	-2.0%	10.8%	-1.0%	-2.0%	-1.7%	-1.6%	-1.5%

(1)   Before policyholder dividends.

(2)   Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses. In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses as follows:

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006
Billing and policy fees	$29	$26	$26	$25	$28	$26	$28	$81	$82
Fee income:
Loss and loss adjustment expenses	$76	$63	$72	$66	$92	$66	$59	$211	$217
Underwriting expenses	95	102	97	93	58	87	91	294	236
Total fee income	$171	$165	$169	$159	$150	$153	$150	$505	$453

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income - Consolidated

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Revenues
Premiums	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$5,260	$15,205	$15,432
Net investment income	765	775	812	813	875	874	858	2,352	2,607
Fee income	171	165	169	159	150	153	150	505	453
Other revenues	50	43	45	40	40	37	36	138	113
Total revenues	6,105	6,092	6,003	6,148	6,056	6,245	6,304	18,200	18,605

Claims and expenses
Claims and claim adjustment expenses	3,223	3,101	4,361	4,242	3,042	3,153	3,047	10,685	9,242
Amortization of deferred acquisition costs	810	783	830	829	800	814	858	2,423	2,472
General and administrative expenses	813	789	789	838	794	866	869	2,391	2,529
Interest expense	71	70	70	75	76	78	88	211	242
Total claims and expenses	4,917	4,743	6,050	5,984	4,712	4,911	4,862	15,710	14,485

Operating income (loss) before income taxes	1,188	1,349	(47)	164	1,344	1,334	1,442	2,490	4,120
Income tax expense (benefit)	329	383	(97)	13	333	375	405	615	1,113
Operating income	$859	$966	$50	$151	$1,011	$959	$1,037	$1,875	$3,007

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Property and Casualty Operations

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Statutory underwriting
Gross written premiums	$5,920	$5,909	$6,030	$5,877	$5,810	$6,197	$6,100	$17,859	$18,107
Net written premiums	$4,780	$5,216	$5,096	$5,294	$4,774	$5,655	$5,284	$15,092	$15,713

Net earned premiums	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$5,260	$15,205	$15,432
Losses and loss adjustment expenses	3,127	3,033	4,334	4,288	2,951	3,095	2,987	10,494	9,033
Underwriting expenses	1,435	1,461	1,437	1,507	1,493	1,609	1,524	4,333	4,626
Statutory underwriting gain (loss)	557	615	(794)	(659)	547	477	749	378	1,773
Policyholder dividends	7	6	(5)	14	9	6	5	8	20
Statutory underwriting gain (loss) after policyholder dividends	$550	$609	$(789)	$(673)	$538	$471	$744	$370	$1,753

Other statutory statistics
Reserves for losses and loss adjustment expenses	$41,637	$41,357	$42,733	$43,191	$43,256	$43,116	$43,084	$42,733	$43,084
Increase (decrease) in reserves (1)	$(91)	$(280)	$1,376	$458	$65	$(140)	$(32)	$1,005	$(107)
Statutory surplus	$15,441	$16,137	$17,738	$17,812	$18,522	$19,037	$19,961	$17,738	$19,961
Net written premiums/surplus (2)	1.32:1	1.26:1	1.14:1	1.14:1	1.10:1	1.09:1	1.05:1	1.14:1	1.05:1

(1)          Includes a reinsurance to close transaction for Lloyd’s in 1Q 2006, increasing reserves by $538 million.

(2)          Based on 12 months of rolling net written premiums.

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Written and Earned Premiums - Property and Casualty Operations

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Written premiums
Gross	$5,920	$5,909	$6,030	$5,877	$5,810	$6,197	$6,100	$17,859	$18,107
Ceded	(1,140)	(693)	(934)	(583)	(1,036)	(542)	(816)	(2,767)	(2,394)
Net	$4,780	$5,216	$5,096	$5,294	$4,774	$5,655	$5,284	$15,092	$15,713

Earned premiums
Gross	$6,023	$5,955	$5,969	$5,925	$5,733	$5,899	$6,006	$17,947	$17,638
Ceded	(904)	(846)	(992)	(789)	(742)	(718)	(746)	(2,742)	(2,206)
Net	$5,119	$5,109	$4,977	$5,136	$4,991	$5,181	$5,260	$15,205	$15,432

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income - Business Insurance

($ in millions)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Revenues
Premiums	$2,845	$2,819	$2,707	$2,745	$2,643	$2,715	$2,737	$8,371	$8,095
Net investment income	569	590	591	591	636	635	610	1,750	1,881
Fee income	171	165	168	159	150	153	150	504	453
Other revenues	16	17	19	12	7	9	8	52	24
Total revenues	3,601	3,591	3,485	3,507	3,436	3,512	3,505	10,677	10,453

Claims and expenses
Claims and claim adjustment expenses	2,009	1,863	2,647	2,839	1,706	1,695	1,746	6,519	5,147
Amortization of deferred acquisition costs	395	381	405	389	376	374	397	1,181	1,147
General and administrative expenses	520	498	496	524	474	533	531	1,514	1,538
Interest expense	—	1	—	1	1	3	—	1	4
Total claims and expenses	2,924	2,743	3,548	3,753	2,557	2,605	2,674	9,215	7,836

Operating income (loss) before federal income taxes	677	848	(63)	(246)	879	907	831	1,462	2,617
Income taxes	170	231	(93)	(136)	228	252	218	308	698
Operating income (loss)	$507	$617	$30	$(110)	$651	$655	$613	$1,154	$1,919

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income by Major Component and Combined Ratio - Business Insurance

($ in millions, net of tax)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Underwriting gain (loss)	$61	$149	$(439)	$(582)	$155	$159	$131	$(229)	$445
Net investment income	436	457	458	462	492	491	478	1,351	1,461
Other	10	11	11	10	4	5	4	32	13
Operating income (loss)	$507	$617	$30	$(110)	$651	$655	$613	$1,154	$1,919

GAAP Combined ratio (1), (2)
Loss and loss adjustment expense ratio	67.6%	63.7%	95.4%	100.5%	60.9%	60.0%	61.5%	75.3%	60.8%
Underwriting expense ratio	28.7%	27.5%	29.6%	29.9%	29.8%	30.1%	30.5%	28.5%	30.1%
Combined ratio	96.3%	91.2%	125.0%	130.4%	90.7%	90.1%	92.0%	103.8%	90.9%

Impact of catastrophes on combined ratio	0.0%	0.0%	35.0%	16.3%	0.0%	0.0%	0.0%	11.4%	0.0%
Impact of prior year reserve development on combined ratio	2.2%	0.7%	0.7%	24.0%	-0.7%	-1.2%	1.7%	1.2%	-0.1%

(1)   Before policyholder dividends.

(2)   Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses as follows:

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006
Billing and policy fees	$4	$3	$3	$2	$3	$3	$3	$10	$9
Fee income:
Loss and loss adjustment expenses	$76	$63	$71	$66	$92	$66	$59	$210	$217
Underwriting expenses	95	102	97	93	58	87	91	294	236
Total fee income	$171	$165	$168	$159	$150	$153	$150	$504	$453

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Business Insurance

($ in millions)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Statutory underwriting
Gross written premiums	$3,532	$3,278	$3,372	$3,271	$3,254	$3,314	$3,257	$10,182	$9,825
Net written premiums	$2,809	$2,710	$2,622	$2,858	$2,687	$2,872	$2,644	$8,141	$8,203

Net earned premiums	$2,845	$2,819	$2,707	$2,745	$2,643	$2,715	$2,737	$8,371	$8,095
Losses and loss adjustment expenses	1,909	1,794	2,610	2,846	1,621	1,640	1,686	6,313	4,947
Underwriting expenses	768	729	727	797	756	813	761	2,224	2,330
Statutory underwriting gain (loss)	168	296	(630)	(898)	266	262	290	(166)	818
Policyholder dividends	11	4	(7)	12	5	3	2	8	10
Statutory underwriting gain (loss) after policyholder dividends	$157	$292	$(623)	$(910)	$261	$259	$288	$(174)	$808

Other statistics
Effective tax rate on net investment income	23.5%	22.5%	22.4%	21.8%	22.8%	22.6%	21.6%	22.8%	22.3%
Net investment income (after-tax)	$436	$457	$458	$462	$492	$491	$478	$1,351	$1,461

Catastrophes, net of reinsurance:
Pre-tax	$—	$—	$956	$449	$—	$—	$—	$956	$—
After-tax	$—	$—	$621	$293	$—	$—	$—	$621	$—

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Net Written Premiums - Business Insurance

($ in millions)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Net written premiums by market
Select Accounts	$684	$719	$653	$666	$679	$705	$625	$2,056	$2,009
Commercial Accounts	610	503	542	675	575	548	575	1,655	1,698
National Accounts	341	238	298	353	268	298	254	877	820
Industry-Focused Underwriting	499	553	483	545	521	560	548	1,535	1,629
Target Risk Underwriting	376	419	345	342	398	463	377	1,140	1,238
Specialized Distribution	223	242	221	222	245	280	255	686	780
Total core	2,733	2,674	2,542	2,803	2,686	2,854	2,634	7,949	8,174
Business Insurance other	76	36	80	55	1	18	10	192	29
Total	$2,809	$2,710	$2,622	$2,858	$2,687	$2,872	$2,644	$8,141	$8,203

Net written premiums by product line
Commercial multi-peril	$770	$692	$725	$813	$804	$776	$708	$2,187	$2,288
Workers’ compensation	578	486	452	564	540	529	474	1,516	1,543
Commercial automobile	508	516	500	500	467	522	509	1,524	1,498
Property	500	484	445	498	467	521	469	1,429	1,457
General liability	441	520	483	478	407	512	476	1,444	1,395
Other	12	12	17	5	2	12	8	41	22
Total	$2,809	$2,710	$2,622	$2,858	$2,687	$2,872	$2,644	$8,141	$8,203

National accounts
Additions to claim volume under administration (1)	$1,042	$838	$691	$683	$890	$742	$650	$2,571	$2,282
Written fees	$173	$148	$130	$123	$144	$134	$121	$451	$399

(1)          Includes new and renewal business.

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.
Operating Income - Financial, Professional & International Insurance
($ in millions)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Revenues
Premiums	$815	$794	$759	$829	$788	$839	$850	$2,368	$2,477
Net investment income	81	81	96	102	103	102	108	258	313
Fee income	—	—	1	—	—	—	—	1	—
Other revenues	11	4	2	3	5	6	5	17	16
Total revenues	907	879	858	934	896	947	963	2,644	2,806

Claims and expenses
Claims and claim adjustment expenses	449	409	438	522	421	445	462	1,296	1,328
Amortization of deferred acquisition costs	162	149	158	165	150	159	164	469	473
General and administrative expenses	132	129	126	122	126	142	134	387	402
Total claims and expenses	743	687	722	809	697	746	760	2,152	2,203

Operating income before federal income taxes	164	192	136	125	199	201	203	492	603
Income taxes	50	58	50	68	58	52	59	158	169
Operating income	$114	$134	$86	$57	$141	$149	$144	$334	$434

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income by Major Component and Combined Ratio - Financial, Professional & International Insurance

($ in millions, net of tax)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Underwriting gain (loss)	$44	$70	$12	$(21)	$60	$68	$59	$126	$187
Net investment income	60	61	72	77	77	77	82	193	236
Other	10	3	2	1	4	4	3	15	11
Operating income	$114	$134	$86	$57	$141	$149	$144	$334	$434

GAAP Combined ratio (1), (2)
Loss and loss adjustment expense ratio	55.5%	51.3%	57.4%	62.7%	53.0%	52.6%	54.1%	54.7%	53.2%
Underwriting expense ratio	35.8%	35.0%	37.4%	34.8%	35.0%	35.8%	34.9%	36.0%	35.3%
Combined ratio	91.3%	86.3%	94.8%	97.5%	88.0%	88.4%	89.0%	90.7%	88.5%

Impact of catastrophes on combined ratio	2.3%	0.0%	10.1%	11.1%	0.0%	0.0%	0.0%	4.0%	0.0%
Impact of prior year reserve development on combined ratio	-0.3%	-1.9%	-4.8%	-2.1%	0.0%	-1.1%	-0.2%	-2.3%	-0.4%

(1) Before policyholder dividends.

(2) Billing and policy fees, which are a component of other revenues, are allocated as a reduction of other underwriting expenses. In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses as follows:

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006
Billing and policy fees	$2	$—	$—	$—	$—	$—	$—	$2	$—
Fee income:
Loss and loss adjustment expenses	$—	$—	$1	$—	$—	$—	$—	$1	$—
Underwriting expenses	—	—	—	—	—	—	—	—	—
Total fee income	$—	$—	$1	$—	$—	$—	$—	$1	$—

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Financial, Professional & International Insurance

($ in millions)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Statutory underwriting
Gross written premiums	$910	$961	$926	$1,012	$935	$1,043	$974	$2,797	$2,952
Net written premiums	$537	$882	$847	$893	$515	$1,002	$912	$2,266	$2,429

Net earned premiums	$815	$794	$759	$829	$788	$839	$850	$2,368	$2,477
Losses and loss adjustment expenses	453	410	449	560	415	442	461	1,312	1,318
Underwriting expenses	265	289	258	255	292	299	273	812	864
Statutory underwriting gain	97	95	52	14	81	98	116	244	295
Policyholder dividends	(4)	2	2	2	4	3	3	—	10
Statutory underwriting gain after policyholder dividends	$101	$93	$50	$12	$77	$95	$113	$244	$285

Other statistics
Effective tax rate on net investment income	25.3%	25.0%	24.6%	24.6%	24.7%	24.3%	24.2%	24.9%	24.4%
Net investment income (after-tax)	$60	$61	$72	$77	$77	$77	$82	$193	$236

Catastrophes, net of reinsurance:
Pre-tax	$19	$—	$80	$92	$—	$—	$—	$99	$—
After-tax	$13	$—	$71	$89	$—	$—	$—	$84	$—

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Net Written Premiums - Financial, Professional & International Insurance

($ in millions)

Historical results conform with current business segment definitions.

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Net written premiums by market
Bond	$163	$368	$391	$345	$204	$412	$418	$922	$1,034
Financial & Professional Services	120	232	247	251	89	248	246	599	583
International and Lloyd’s	254	282	209	297	222	342	248	745	812
Total	$537	$882	$847	$893	$515	$1,002	$912	$2,266	$2,429

Net written premiums by product line
General liability	$125	$272	$292	$292	$110	$282	$297	$689	$689
Fidelity & Surety	130	296	320	280	152	342	338	746	832
International	254	282	209	297	222	342	248	745	812
Other	28	32	26	24	31	36	29	86	96
Total	$537	$882	$847	$893	$515	$1,002	$912	$2,266	$2,429

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income - Personal Insurance

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Revenues
Premiums	$1,459	$1,496	$1,511	$1,562	$1,560	$1,627	$1,673	$4,466	$4,860
Net investment income	109	116	112	120	134	137	140	337	411
Other revenues	24	23	24	25	24	22	23	71	69
Total revenues	1,592	1,635	1,647	1,707	1,718	1,786	1,836	4,874	5,340

Claims and expenses
Claims and claim adjustment expenses	765	829	1,276	881	915	1,013	839	2,870	2,767
Amortization of deferred acquisition costs	253	253	267	275	274	281	297	773	852
General and administrative expenses	154	162	162	187	183	197	200	478	580
Total claims and expenses	1,172	1,244	1,705	1,343	1,372	1,491	1,336	4,121	4,199

Operating income (loss) before federal income taxes	420	391	(58)	364	346	295	500	753	1,141
Income taxes	135	125	(33)	115	106	92	159	227	357
Operating income (loss)	$285	$266	$(25)	$249	$240	$203	$341	$526	$784

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Operating Income by Major Component and Combined Ratio - Personal Insurance

($ in millions, net of tax)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Underwriting gain (loss)	$186	$164	$(127)	$140	$122	$84	$217	$223	$423
Net investment income	83	88	86	92	102	105	108	257	315
Other	16	14	16	17	16	14	16	46	46
Operating income (loss)	$285	$266	$(25)	$249	$240	$203	$341	$526	$784

GAAP Combined ratio (1)
Loss and loss adjustment expense ratio	52.4%	55.4%	84.5%	56.4%	58.7%	62.2%	50.2%	64.2%	56.9%
Underwriting expense ratio	26.3%	26.2%	26.8%	28.1%	27.7%	27.9%	28.2%	26.5%	28.0%
Combined ratio	78.7%	81.6%	111.3%	84.5%	86.4%	90.1%	78.4%	90.7%	84.9%

Impact of catastrophes on combined ratio	0.8%	0.7%	32.1%	5.2%	0.0%	4.1%	0.9%	11.4%	1.7%
Impact of prior year reserve development on combined ratio	-7.8%	-5.4%	-5.5%	-5.3%	-1.9%	-3.6%	-7.9%	-6.3%	-4.5%

(1)   Billing and policy fees, which are a component of other revenues, are allocated as a reduction of underwriting expenses. Billing and policy fees are as follows:

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006
Billing and policy fees	$23	$23	$23	$23	$25	$23	$25	$69	$73

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Personal Insurance

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Statutory underwriting

Gross written premiums	$1,478	$1,670	$1,732	$1,594	$1,621	$1,840	$1,869	$4,880	$5,330
Net written premiums	$1,434	$1,624	$1,627	$1,543	$1,572	$1,781	$1,728	$4,685	$5,081

Net earned premiums	$1,459	$1,496	$1,511	$1,562	$1,560	$1,627	$1,673	$4,466	$4,860
Losses and loss adjustment expenses	765	829	1,275	882	915	1,013	840	2,869	2,768
Underwriting expenses	402	443	452	455	445	497	490	1,297	1,432
Statutory underwriting gain (loss)	$292	$224	$(216)	$225	$200	$117	$343	$300	$660

Other statistics
Effective tax rate on net investment income	24.2%	24.0%	22.9%	22.8%	23.6%	23.5%	23.0%	23.7%	23.4%
Net investment income (after-tax)	$83	$88	$86	$92	$102	$105	$108	$257	$315

Catastrophes, net of reinsurance:
Pre-tax	$12	$11	$488	$82	$—	$67	$15	$511	$82
After-tax	$7	$8	$317	$53	$—	$44	$10	$332	$54

Policies in force (in thousands)
Automobile	2,270	2,281	2,307	2,347	2,429	2,510	2,567	2,307	2,567
Homeowners and other	4,038	4,090	4,150	4,219	4,291	4,407	4,512	4,150	4,512

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Personal Insurance (Automobile)

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Statutory underwriting

Gross written premiums	$870	$888	$910	$858	$942	$960	$943	$2,668	$2,845
Net written premiums	$854	$878	$897	$848	$932	$951	$934	$2,629	$2,817

Net earned premiums	$840	$851	$864	$873	$872	$910	$939	$2,555	$2,721
Losses and loss adjustment expenses	505	542	525	564	590	626	598	1,572	1,814
Underwriting expenses	213	222	224	217	239	259	240	659	738
Statutory underwriting gain	$122	$87	$115	$92	$43	$25	$101	$324	$169

GAAP Combined ratio (1)
Loss and loss adjustment expense ratio	60.1%	63.6%	60.9%	64.5%	67.7%	68.7%	63.7%	61.6%	66.7%
Underwriting expense ratio	23.5%	24.0%	23.9%	24.0%	25.3%	26.8%	26.0%	23.8%	26.0%
Combined ratio	83.6%	87.6%	84.8%	88.5%	93.0%	95.5%	89.7%	85.4%	92.7%

Impact of catastrophes on combined ratio	0.0%	0.0%	1.2%	0.9%	0.0%	0.4%	0.0%	0.4%	0.1%

Catastrophe losses, net of reinsurance:
Pre-tax	$—	$—	$11	$7	$—	$3	$—	$11	$3
After-tax	$—	$—	$7	$5	$—	$2	$—	$7	$2

Policies in force (in thousands)	2,270	2,281	2,307	2,347	2,429	2,510	2,567
Change from prior year quarter	5.2%	2.1%	2.1%	3.7%	7.0%	10.0%	11.3%
Change from prior quarter	0.3%	0.5%	1.1%	1.7%	3.5%	3.3%	2.3%

(1)          Billing and policy fees, which are a component of other revenues, are allocated as a reduction of underwriting expenses. Billing and policy fees are as follows:

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006
Billing and policy fees	$15	$14	$15	$14	$16	$15	$16	$44	$47

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Selected Statistics - Personal Insurance (Homeowners and Other)

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Statutory underwriting

Gross written premiums	$608	$782	$822	$736	$679	$880	$926	$2,212	$2,485
Net written premiums	$580	$746	$730	$695	$640	$830	$794	$2,056	$2,264

Net earned premiums	$619	$645	$647	$689	$688	$717	$734	$1,911	$2,139
Losses and loss adjustment expenses	260	287	750	318	325	387	242	1,297	954
Underwriting expenses	189	221	228	238	206	238	250	638	694
Statutory underwriting gain (loss)	$170	$137	$(331)	$133	$157	$92	$242	$(24)	$491

GAAP Combined ratio (1)
Loss and loss adjustment expense ratio	42.0%	44.5%	115.8%	46.2%	47.3%	54.0%	33.0%	67.9%	44.6%
Underwriting expense ratio	30.1%	29.2%	30.8%	33.3%	30.8%	29.3%	31.1%	30.0%	30.4%
Combined ratio	72.1%	73.7%	146.6%	79.5%	78.1%	83.3%	64.1%	97.9%	75.0%

Impact of catastrophes on combined ratio	1.9%	1.7%	73.8%	10.7%	0.0%	8.9%	2.1%	26.2%	3.7%

Catastrophe losses, net of reinsurance:
Pre-tax	$12	$11	$477	$75	$—	$64	$15	$500	$79
After-tax	$7	$8	$310	$48	$—	$42	$10	$325	$52

Policies in force (in thousands)	4,038	4,090	4,150	4,219	4,291	4,407	4,512
Change from prior year quarter	11.6%	8.3%	6.0%	5.2%	6.3%	7.8%	8.7%
Change from prior quarter	0.7%	1.3%	1.5%	1.7%	1.7%	2.7%	2.4%

(1)          Billing and policy fees, which are a component of other revenues, are allocated as a reduction of underwriting expenses. Billing and policy fees are as follows:

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006
Billing and policy fees	$8	$9	$8	$9	$9	$9	$9	$25	$27

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Interest Expense and Other

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Revenues
Net investment income	$6	$(12)	$13	$—	$2	$—	$—	$7	$2
Other revenues	(1)	(1)	—	—	4	—	—	(2)	4
Total revenues	5	(13)	13	—	6	—	—	5	6

Claims and expenses
Interest expense	71	69	70	74	75	75	88	210	238
General and administrative expenses	7	—	5	5	11	(6)	4	12	9
Total claims and expenses	78	69	75	79	86	69	92	222	247

Operating loss before federal income tax benefit	(73)	(82)	(62)	(79)	(80)	(69)	(92)	(217)	(241)
Income taxes	(26)	(31)	(21)	(34)	(59)	(21)	(31)	(78)	(111)
Operating loss	$(47)	$(51)	$(41)	$(45)	$(21)	$(48)	$(61)	$(139)	$(130)

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc. Consolidated Balance Sheet (1) (in millions)

	September 30,	December 31,
	2006 (1)	2005

Assets
Fixed maturities, available for sale at fair value (including $1,699 and $2,667 subject to securities lending and repurchase agreements) (amortized cost $60,914 and $58,616)	$61,354	$58,983
Equity securities, at fair value (cost $479 and $538)	510	579
Real estate	750	752
Mortgage loans	54	145
Short-term securities	6,221	4,802
Other investments	3,263	3,026
Total investments	72,152	68,287

Cash	357	337
Investment income accrued	791	761
Premiums receivable	6,218	6,124
Reinsurance recoverables	18,378	19,574
Ceded unearned premiums	1,514	1,322
Deferred acquisition costs	1,645	1,527
Deferred tax asset	1,669	2,062
Contractholder receivables	5,642	5,516
Goodwill	3,441	3,442
Intangible assets	802	917
Other assets	2,889	3,318
Total assets	$115,498	$113,187

	September 30,	December 31,
	2006 (1)	2005

Liabilities
Claims and claim adjustment expense reserves	$59,850	$61,090
Unearned premium reserves	11,390	10,927
Contractholder payables	5,642	5,516
Payables for reinsurance premiums	908	720
Debt	6,569	5,850
Other liabilities	6,392	6,781
Total liabilities	90,751	90,884

Shareholders’ equity
Preferred Stock Savings Plan - convertible preferred stock (0.4 and 0.5 shares issued and outstanding)	136	153
Common stock (1,750.0 shares authorized; 689.5 and 693.4 shares issued and outstanding)	18,328	18,096
Retained earnings	6,245	3,750
Accumulated other changes in equity from nonowner sources	486	351
Treasury stock, at cost (10.2 and 1.2 shares)	(448)	(47)
Total shareholders’ equity	24,747	22,303
Total liabilities and shareholders’ equity	$115,498	$113,187

(1) Preliminary

The St. Paul Travelers Companies, Inc. Investment Portfolio (at carrying value, $ in millions)

	September 30,	Pre-tax Book	December 31,	Pre-tax Book
	2006	Yield (1)	2005	Yield (1)
Investment portfolio

Taxable fixed maturities (including redeemable preferred stock)	$26,734	5.07%	$27,518	4.84%
Tax-exempt fixed maturities	34,620	4.18%	31,465	4.15%
Total fixed maturities	61,354	4.57%	58,983	4.48%

Non-redeemable preferred stocks	390	6.60%	422	6.79%
Common stocks	120		157
Total equity securities	510		579

Real estate	750		752

Mortgage loans	54	7.26%	145	6.03%

Short-term securities	6,221	5.42%	4,802	4.31%

Private equities	1,578		1,506
Arbitrage funds	980		791
Real estate joint ventures & other	679		697
Trading securities	26		32
Total other investments	3,263		3,026

Total investments	$72,152		$68,287

Net unrealized gain (loss) on investment securities, net of tax, included in shareholders’ equity	$411		$327

(1) Yields are provided for those investments with an embedded book yield.

The St. Paul Travelers Companies, Inc. Investment Portfolio - Fixed Maturities Data (at carrying value, $ in millions)

	September 30,	December 31,
	2006	2005
Fixed maturities
Mortgage-backed securities - principally obligations of U.S. Government agencies	$7,597	$7,943
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	2,587	3,444
Corporates (including redeemable preferreds)	14,664	14,187
Obligations of states and political subdivisions	34,883	31,823
Debt securities issued by foreign governments	1,623	1,586
Subtotal - Available-for-sale securities	61,354	58,983
Trading securities	1	4
Total fixed maturities	$61,355	$58,987

Fixed Maturities

Quality Characteristics (1)

	September 30, 2006
	Amount	% of Total
Quality Ratings
Aaa	$40,582	66.2%
Aa	11,496	18.7
A	4,439	7.2
Baa	3,182	5.2
Total investment grade	59,699	97.3
Ba	755	1.2
B	726	1.2
Caa and lower	174	0.3
Total below investment grade	1,655	2.7
Total fixed maturities, excluding trading securities	$61,354	100.0%
Trading securities	$1
Average weighted quality	AA1, AA+
Average duration of fixed maturities and short-term securities, net of securities lending activities and net receivables and payables on investment sales and purchases	4.0

(1)  Rated using external rating agencies or by St. Paul Travelers when a public rating does not exist. Below investment grade assets refer to securities rated “Ba” or below.

The St. Paul Travelers Companies, Inc. Investment Income ($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Gross investment income
Fixed maturities	$609	$615	$636	$670	$667	$677	$691	$1,860	$2,035
Short-term securities	30	37	56	59	60	60	81	123	201
Mortgage loans	4	4	14	1	2	2	2	22	6
Other	139	145	125	94	161	157	98	409	416
	782	801	831	824	890	896	872	2,414	2,658
Investment expenses	17	26	19	11	15	22	14	62	51
Net investment income, pre-tax	765	775	812	813	875	874	858	2,352	2,607
Income taxes	182	177	187	181	205	201	190	546	596
Net investment income, after-tax	$583	$598	$625	$632	$670	$673	$668	$1,806	$2,011

Effective tax rate	23.9%	22.8%	23.0%	22.3%	23.5%	23.0%	22.1%	23.2%	22.9%

Average invested assets (1)	$64,218	$65,765	$67,630	$69,135	$69,701	$70,491	$72,050	$65,926	$70,764

Average yield pre-tax	4.8%	4.7%	4.8%	4.7%	5.0%	5.0%	4.8%	4.8%	4.9%
Average yield after-tax	3.6%	3.6%	3.7%	3.7%	3.8%	3.8%	3.7%	3.7%	3.8%

(1)   Excludes net unrealized investment gains and losses, and is adjusted for receivables related to investment sales and payables on investment purchases.

The St. Paul Travelers Companies, Inc. Net Realized and Unrealized Investment Gains (Losses) ($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Net realized investment gains (losses)
Fixed maturities	$14	$(17)	$2	$1	$—	$(29)	$(6)	$(1)	$(35)
Equity securities	4	4	14	12	14	2	7	22	23
Other	(18)	(42)	23	20	(20)	37	11	(37)	28
Realized investment gains (losses) before tax	—	(55)	39	33	(6)	10	12	(16)	16
Related taxes	(18)	(20)	14	6	(1)	(1)	6	(24)	4
Net realized investment gains (losses)	$18	$(35)	$25	$27	$(5)	$11	$6	$8	$12

Gross investment gains (1)	$203	$212	$196	$177	$125	$101	$86	$611	$312
Gross investment losses before impairments (1)	(194)	(225)	(123)	(120)	(121)	(88)	(61)	(542)	(270)
Impairments	(9)	(42)	(34)	(24)	(10)	(3)	(13)	(85)	(26)
Realized investment gains (losses) before tax	—	(55)	39	33	(6)	10	12	(16)	16
Related taxes	(18)	(20)	14	6	(1)	(1)	6	(24)	4
Net realized investment gains (losses)	$18	$(35)	$25	$27	$(5)	$11	$6	$8	$12

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,
	2005	2005	2005	2005	2006	2006	2006

Net unrealized investment gains (losses), by asset type
Fixed maturities	$429	$1,420	$587	$367	$(328)	$(917)	$440
Equity securities & other	21	65	117	118	217	174	173
Unrealized investment gains (losses) before tax	450	1,485	704	485	(111)	(743)	613
Related taxes	173	523	232	158	(50)	(267)	202

Balance, end of period	$277	$962	$472	$327	$(61)	$(476)	$411

(1)   Includes the following gross investment gains and gross investment losses related to U.S. Treasury futures, which are settled daily:

Gross investment Treasury future gains	$85	$78	$114	$75	$71	$34	$14	$277	$119
Gross investment Treasury future losses	$66	$123	$81	$70	$43	$25	$24	$270	$92

The Company entered into these arrangements as part of its strategy to shorten the duration of the fixed maturity portfolio. In a changing interest rate environment the change in the value of the futures contracts can be expected to partially offset changes in the value of the fixed maturity portfolio.

The St. Paul Travelers Companies, Inc. Reinsurance Recoverables ($ in millions)

	September 30,	December 31,
	2006	2005
Gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses	$13,419	$14,177
Allowance for uncollectible reinsurance	(801)	(804)
Net reinsurance recoverables	12,618	13,373
Mandatory pools and associations	1,991	2,211
Structured settlements	3,769	3,990
Total reinsurance recoverables	$18,378	$19,574

The Company’s top five reinsurer groups, including retroactive reinsurance, by reinsurance recoverable is as follows:

	December 31,	December 31,	A.M. Best Rating of Group’s
Reinsurer	2005	2004	Predominant Reinsurer
Swiss Re Group	$1,690	$1,479	A+ second highest of 16 ratings
Munich Re Group	1,304	1,273	A third highest of 16 ratings
Berkshire Hathaway Group	764	888	A++ highest of 16 ratings
American International Group	754	682	A+ second highest of 16 ratings
XL Capital Group	651	636	A+ second highest of 16 ratings

The gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses represent the current and estimated future amounts due from reinsurers on known and unasserted claims. The ceded reserves are estimated in a manner consistent with the underlying direct and assumed reserves. Although this total comprises recoverables due from nearly one thousand different reinsurance entities, about half is attributable to 10 reinsurer groups.

The net reinsurance recoverables reflect an allowance for uncollectible reinsurance that is recorded on the basis of periodic evaluations of balances due, reinsurer solvency, the Company’s experience and current economic conditions. Of the total net recoverables due from reinsurers at December 31, 2005, after deducting mandatory pool and structured settlement balances, $10.4 billion, or 78%, were rated by A.M. Best Company. Of the total rated by A.M. Best Company, 95% were rated A- or better. The remaining 22% net recoverables from reinsurers was comprised of the following:  5% related to the Company’s participation in voluntary pools, 7% related to recoverables from captive insurance companies and 10% were balances from other companies not rated by A.M. Best Company. In addition, $2.4 billion of the net recoverables were collateralized by letters of credit, funds held and trust agreements at December 31, 2005.

The allowance for uncollectible reinsurance is based upon the Company’s ongoing review of amounts outstanding, length of collection periods, changes in reinsurer credit standing, and other relevant factors.

The mandatory pools and associations represent various involuntary assigned risk pools that the Company is required to participate in. These pools principally involve workers’ compensation and automobile insurance, which provide various insurance coverages to insureds that otherwise are unable to purchase coverage in the open market. The costs of these mandatory pools in most states are usually charged back to the participating members in proportion to voluntary writings of related business in that state. In the event that a member of the pool becomes insolvent, the remaining members assume an additional pro rata share of the pool’s liabilities.

The structured settlements represent annuities that are purchased from life insurance companies to settle personal physical injury claims, with workers’ compensation claims comprising a significant proportion. The Company retains the ultimate liability to the claimant in the event that the assigned company fails to pay, so the amount is reflected as a liability and as a recoverable for GAAP purposes.

The St. Paul Travelers Companies, Inc. Net Reserves for Losses and Loss Adjustment Expense ($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006
Business Insurance
Beginning of period	$34,542	$34,389	$34,054	$34,821	$35,312	$35,158	$34,776	$34,542	$35,312
Incurred	1,909	1,794	2,610	2,846	1,621	1,640	1,686	6,313	4,947
Paid	(2,092)	(2,101)	(1,822)	(2,367)	(2,147)	(2,070)	(1,815)	(6,015)	(6,032)
Acquired reserves, foreign exchange and other (1)	30	(28)	(21)	12	372	48	3	(19)	423
End of period	$34,389	$34,054	$34,821	$35,312	$35,158	$34,776	$34,650	$34,821	$34,650

Financial, Professional & International Insurance
Beginning of period	$3,852	$3,965	$3,984	$4,159	$4,242	$4,513	$4,646	$3,852	$4,242
Incurred	453	410	449	560	415	442	461	1,312	1,318
Paid	(307)	(334)	(304)	(374)	(249)	(366)	(293)	(945)	(908)
Acquired reserves, foreign exchange and other (1)	(33)	(57)	30	(103)	105	57	8	(60)	170
End of period	$3,965	$3,984	$4,159	$4,242	$4,513	$4,646	$4,822	$4,159	$4,822

Personal Insurance
Beginning of period	$3,334	$3,283	$3,319	$3,753	$3,637	$3,585	$3,694	$3,334	$3,637
Incurred	765	829	1,275	882	915	1,013	840	2,869	2,768
Paid	(816)	(793)	(841)	(998)	(967)	(904)	(922)	(2,450)	(2,793)
End of period	$3,283	$3,319	$3,753	$3,637	$3,585	$3,694	$3,612	$3,753	$3,612

Total
Beginning of period	$41,728	$41,637	$41,357	$42,733	$43,191	$43,256	$43,116	$41,728	$43,191
Incurred	3,127	3,033	4,334	4,288	2,951	3,095	2,987	10,494	9,033
Paid	(3,215)	(3,228)	(2,967)	(3,739)	(3,363)	(3,340)	(3,030)	(9,410)	(9,733)
Acquired reserves, foreign exchange and other (1)	(3)	(85)	9	(91)	477	105	11	(79)	593
End of period	$41,637	$41,357	$42,733	$43,191	$43,256	$43,116	$43,084	$42,733	$43,084

Prior Year Reserve Development: Unfavorable (Favorable)

Business Insurance
Asbestos	$—	$—	$—	$830	$—	$—	$155	$—	$155
Environmental	—	—	—	30	—	—	120	—	120
All other	61	21	18	(203)	(19)	(34)	(229)	100	(282)
Prior year development excluding accretion	61	21	18	657	(19)	(34)	46	100	(7)
Accretion of discount	15	14	14	16	16	15	16	43	47
Total Business Insurance	76	35	32	673	(3)	(19)	62	143	40

Financial, Professional & International Insurance	(2)	(15)	(37)	(18)	—	(9)	(1)	(54)	(10)

Personal Insurance	(114)	(81)	(83)	(82)	(30)	(58)	(132)	(278)	(220)
Total	$(40)	$(61)	$(88)	$573	$(33)	$(86)	$(71)	$(189)	$(190)

(1)  Acquired reserves include a reinsurance to close transaction for Lloyd’s in 1Q 2006, increasing reserves by $358 million and $180 million in Business Insurance and Financial, Professional & International Insurance, respectively.

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc. Asbestos and Environmental Reserves ($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Asbestos reserves
Beginning reserves:
Direct	$4,775	$4,675	$4,527	$4,412	$5,103	$5,000	$4,838	$4,775	$5,103
Ceded	(843)	(818)	(785)	(743)	(739)	(720)	(716)	(843)	(739)
Net	3,932	3,857	3,742	3,669	4,364	4,280	4,122	3,932	4,364
Incurred losses and loss expenses:
Direct	—	—	—	833	—	—	196	—	196
Ceded	—	—	—	(3)	—	—	(41)	—	(41)
Accretion of discount:
Direct	—	1	—	—	—	—	1	1	1
Ceded	—	—	—	—	—	—	—	—	—
Losses paid:
Direct	100	149	115	142	103	162	110	364	375
Ceded	(25)	(33)	(42)	(7)	(19)	(4)	(11)	(100)	(34)
Ending reserves:
Direct	4,675	4,527	4,412	5,103	5,000	4,838	4,925	4,412	4,925
Ceded	(818)	(785)	(743)	(739)	(720)	(716)	(746)	(743)	(746)
Net	$3,857	$3,742	$3,669	$4,364	$4,280	$4,122	$4,179	$3,669	$4,179

Environmental reserves
Beginning reserves:
Direct	$725	$624	$547	$517	$494	$406	$379	$725	$494
Ceded	(84)	(85)	(79)	(80)	(69)	(19)	(7)	$(84)	$(69)
Net	641	539	468	437	425	387	372	641	425
Incurred losses and loss expenses:
Direct	—	—	—	17	—	—	108	—	108
Ceded	—	—	—	13	—	—	12	—	12
Losses paid:
Direct	101	77	30	40	88	27	27	208	142
Ceded	1	(6)	1	2	(50)	(12)	(1)	(4)	(63)
Ending reserves:
Direct	624	547	517	494	406	379	460	517	460
Ceded	(85)	(79)	(80)	(69)	(19)	(7)	6	(80)	6
Net	$539	$468	$437	$425	$387	$372	$466	$437	$466

See Business Realignment on pages i and ii, and Glossary of Financial Measures and Description of Operating Segments on page 34.

The St. Paul Travelers Companies, Inc.

Capitalization

($ in millions)

	September 30,	December 31,
Debt	2006	2005

Short-term debt
Commercial paper	$100	$104
6.75% Senior notes due November 15, 2006	150	150
5.75% Senior notes due March 15, 2007	500	—
5.01% Senior notes due August 16, 2007	442	—
Medium-term notes maturing in the following 12 months	90	56
Total short-term debt	1,282	310

Long-term debt
Medium-term notes with various maturities through 2010	170	242
5.75% Senior notes due March 15, 2007	—	500
5.01% Senior notes due August 16, 2007	—	442
3.75% Senior notes due March 15, 2008	400	400
Zero coupon convertible notes due 2009	127	122
8.125% Senior notes due April 15, 2010	250	250
7.81% Private placement notes due on various dates through 2011	12	16
5.00% Senior notes due March 15, 2013	500	500
5.50% Senior notes due December 1, 2015	400	400
6.25% Senior notes due June 20, 2016	400	—
7.75% Senior notes due April 15, 2026	200	200
7.625% Subordinated debentures due December 15, 2027	125	125
8.47% Subordinated debentures due January 10, 2027	81	81
4.50% Convertible junior subordinated notes due April 15, 2032	893	893
6.375% Senior notes due March 15, 2033	500	500
6.75% Senior notes due June 20, 2036	400	—
8.50% Subordinated debentures due December 15, 2045	56	56
8.312% Subordinated debentures due July 1, 2046	73	73
7.60% Subordinated debentures due October 15, 2050	593	593
Total long-term debt	5,180	5,393
Unamortized fair value adjustment	159	185
Unamortized debt issuance costs	(52)	(38)
	5,287	5,540
Total debt	6,569	5,850

Minority interest	14	14

Preferred equity	136	153

Common equity (excluding SFAS 115)	24,200	21,823

Total capital	$30,919	$27,840

Total debt to capital	21.2%	21.0%

The St. Paul Travelers Companies, Inc.

Statutory to GAAP Shareholders’ Equity Reconciliation (1)

($ in millions)

	September 30,	December 31,
	2006 (1)	2005

Statutory capital and surplus	$19,961	$17,812

GAAP adjustments

Goodwill and intangible assets	4,022	4,122

Investments	1,037	1,065

Noninsurance companies	(3,523)	(3,815)

Deferred acquisition costs	1,645	1,527

Deferred federal income tax	444	533

Reinsurance recoverables	604	602

Furniture, equipment & software	314	206

Employee benefits	117	105

Agents balances	103	166

Other	23	(20)

Total GAAP adjustments	4,786	4,491

GAAP shareholders’ equity	$24,747	$22,303

(1) Preliminary

The St. Paul Travelers Companies, Inc.

Statement of Cash Flows - Preliminary

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Cash flows from operating activities
Net income	$212	$1,069	$162	$179	$1,006	$970	$1,043	$1,443	$3,019
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	665	(138)	(87)	(1)	—	—	—	440	—
Net realized investment (gains) losses	—	55	(39)	(33)	6	(10)	(12)	16	(16)
Depreciation and amortization	150	236	113	192	197	197	213	499	607
Deferred federal income taxes (benefit)	110	625	(218)	(17)	159	44	150	517	353
Amortization of deferred policy acquisition costs	810	783	830	829	800	814	858	2,423	2,472
Premium balances receivable	92	(187)	147	25	110	(358)	154	52	(94)
Reinsurance recoverables	228	433	(1,059)	(122)	636	370	434	(398)	1,440
Deferred acquisition costs	(808)	(793)	(821)	(798)	(836)	(874)	(880)	(2,422)	(2,590)
Claim and claim adjustment expense reserves	(433)	(523)	2,484	504	(1,137)	(509)	(351)	1,528	(1,997)
Unearned premium reserves	(148)	(41)	43	(237)	103	272	87	(146)	462
Trading account activities	—	6	—	—	4	2	—	6	6
Excess tax benefits from share-based payment arrangements	—	—	—	—	(5)	(1)	(2)	—	(8)
Other	150	(822)	(174)	(44)	(481)	(68)	13	(846)	(536)
Net cash provided by operating activities of continuing operations	1,028	703	1,381	477	562	849	1,707	3,112	3,118
Net cash provided by operating activities of discontinued operations	24	—	—	—	—	—	—	24	—
Net cash provided by operating activities	1,052	703	1,381	477	562	849	1,707	3,136	3,118

Cash flows from investing activities
Proceeds from maturities of investments
Fixed maturities	1,073	1,348	1,393	1,138	1,571	1,079	1,758	3,814	4,408
Mortgage loans	5	1	43	2	6	23	58	49	87
Proceeds from sales of investments
Fixed maturities	1,052	1,659	722	1,759	1,320	1,854	452	3,433	3,626
Equity securities	39	73	169	122	94	32	98	281	224
Real estate	—	—	39	(2)	—	—	—	39	—
Purchase of investments
Fixed maturities	(4,175)	(4,391)	(3,597)	(3,883)	(3,983)	(4,066)	(2,191)	(12,163)	(10,240)
Equity securities	(21)	(1)	(15)	(26)	(47)	(17)	(27)	(37)	(91)
Mortgage loans	—	(9)	9	—	—	—	—	—	—
Real estate	(8)	(14)	(7)	(20)	(8)	(6)	(9)	(29)	(23)
Short-term securities, (purchases) sales, net	980	(855)	(1,155)	1,172	67	(160)	(1,275)	(1,030)	(1,368)
Other investments, net	228	224	178	43	148	(28)	91	630	211
Securities transactions in course of settlement	195	268	(260)	(798)	490	19	(159)	203	350
Other	—	(48)	(25)	(59)	(38)	(84)	(93)	(73)	(215)
Net cash provided (used) by investing activities of continuing operations	(632)	(1,745)	(2,506)	(552)	(380)	(1,354)	(1,297)	(4,883)	(3,031)
Net cash used by investing activities of discontinued operations	(20)	—	—	—	—	—	—	(20)	—
Net cash provided (used) by investing activities	(652)	(1,745)	(2,506)	(552)	(380)	(1,354)	(1,297)	(4,903)	(3,031)

The St. Paul Travelers Companies, Inc.

Statement of Cash Flows - Preliminary (Continued)

($ in millions)

								YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q	3Q
	2005	2005	2005	2005	2006	2006	2006	2005	2006

Cash flows from financing activities
Issuance of debt	—	—	—	400	—	786	—	—	786
Payment of debt	(2)	(479)	(41)	(293)	(4)	—	(42)	(522)	(46)
Treasury stock acquired - net employee share-based compensation	(8)	(6)	(13)	(6)	(16)	(1)	—	(27)	(17)
Treasury stock acquired - share repurchase program	—	—	—	—	—	(230)	(137)	—	(367)
Issuance of common stock - employee stock options	32	29	68	35	32	26	31	129	89
Issuance of common stock - maturity of equity unit forward contracts	—	—	442	—	—	—	—	442	—
Excess tax benefits from share-based payment arrangements	—	—	—	—	5	1	2	—	8
Dividends to shareholders	(150)	(157)	(160)	(161)	(161)	(182)	(181)	(467)	(524)
Other	13	(13)	—	(3)	(2)	3	(1)	—	—

Net cash provided (used) by financing activities of continuing operations	(115)	(626)	296	(28)	(146)	403	(328)	(445)	(71)
Net cash provided by financing activities of discontinued operations	4	—	—	—	—	—	—	4	—
Net cash provided (used) by financing activities	(111)	(626)	296	(28)	(146)	403	(328)	(441)	(71)

Effect of exchange rate changes on cash	(2)	(2)	1	(2)	—	3	1	(3)	4
Elimination of cash provided by discontinued operations	(8)	—	—	—	—	—	—	(8)	—
Net proceeds from the sale of discontinued operations	—	1,867	532	—	—	—	—	2,399	—

Net increase (decrease) in cash	279	197	(296)	(105)	36	(99)	83	180	20
Cash at beginning of period	262	541	738	442	337	373	274	262	337
Cash at end of period	$541	$738	$442	$337	$373	$274	$357	$442	$357

Income taxes paid (received)	$14	$357	$151	$304	$(5)	$258	$338	$522	$591
Interest paid	$93	$86	$88	$70	$85	$79	$86	$267	$250

The St. Paul Travelers Companies, Inc.

Financial Supplement - Third Quarter 2006

Glossary of Financial Measures and Description of Operating Segments

The following measures are used by the Company’s management to evaluate financial performance against historical results and establish targets on a consolidated basis. In some cases, these measures are considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the consolidated statement of income or required to be disclosed in the notes to financial statements, and in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure. In the opinion of the Company’s management, a discussion of these measures provides investors with a better understanding of the significant factors that comprise the Company’s periodic results of operations and how management evaluates the Company’s financial performance.

Operating income (loss) is net income (loss) excluding the after-tax impact of net realized investment gains (losses) and discontinued operations. Operating income (loss) per share is operating income (loss) on a per share basis.

Return on equity is the ratio of net income to average equity. Continuing operations return on equity is the ratio of income from continuing operations to average equity. Operating return on equity is the ratio of operating income to average equity excluding net unrealized investment gains and losses and discontinued operations, net of tax.

In the opinion of the Company’s management, operating income, operating income per share and operating return on equity are meaningful indicators of underwriting and operating results. These measures exclude net realized investment gains or losses which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends. Internally, the Company’s management uses operating income, operating income per share and operating return on equity to evaluate performance against historical results and establish financial targets on a consolidated basis.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses.

A catastrophe is a severe loss, resulting from natural and manmade events, including risks such as fire, earthquake, windstorm, explosion, terrorism and other similar events. Each catastrophe has unique characteristics. Catastrophes are not predictable as to timing or amount in advance, and therefore their effects are not included in earnings or claims and claim adjustment expense reserves prior to occurrence. A catastrophe may also result in the payment of reinstatement premiums and assessments from various pools. In the opinion of the Company’s management, a discussion of the impact of catastrophes is meaningful for investors to understand the variability in periodic earnings.

Reinstatement premiums represent additional premiums payable to reinsurers to restore coverage limits that have been exhausted as a result of reinsured losses under certain excess of loss reinsurance treaties.

Loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims. Loss reserve development may be related to prior year or current year development. In the opinion of the Company’s management, discussion of prior year loss reserve development is useful to investors as it allows them to assess the impact between prior year and current year development on current earnings and changes in claims and claim adjustment expense reserve levels from period to period.

GAAP combined ratio is the sum of the loss and loss adjustment expense ratio (loss and LAE ratio), the underwriting expense ratio and, where applicable, the ratio of dividends to policyholders to net premiums earned. For GAAP, the loss and LAE ratio is the ratio of incurred losses and loss adjustment expenses reduced by an allocation of fee income to net earned premiums. The underwriting expense ratio is the ratio of underwriting expenses incurred reduced by an allocation of fee income, and billing and policy fees to net earned premiums. A GAAP combined ratio under 100% generally indicates an underwriting profit. A GAAP combined ratio over 100% generally indicates an underwriting loss. The GAAP combined ratio is an operating statistic that includes GAAP measures in the numerator and the denominator.

Gross written premiums reflect the direct and assumed contractually determined amounts charged to the policyholders for the effective period of the contract based on the terms and conditions of the insurance contract. Gross written premiums are a measure of overall business volume.

Adjusted book value per share represents assets less liabilities and preferred shareholders’ equity excluding the after-tax impact of net unrealized investment gains and losses, divided by the number of shares outstanding. In the opinion of the Company’s management, adjusted book value is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes the effect of changing prices on invested assets, which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

St. Paul Travelers has organized its businesses into the following operating and reporting segments, beginning with the third quarter 2006:

Business Insurance - The Business Insurance segment offers a broad array of property and casualty insurance and insurance-related services in the United States. Business Insurance is organized into the following groups, which collectively comprise Business Insurance Core operations: Select Accounts; Commercial Accounts; National Accounts; Industry-Focused Underwriting including Construction, Technology, Public Sector Services, Oil & Gas, and Agribusiness; Target Risk Underwriting including National Property, Inland Marine, Ocean Marine, Excess Casualty, Boiler & Machinery, and Global Accounts; and Specialized Distribution including Northland, National Programs, and Underwriting Facilities. Business Insurance also includes the Special Liability Group and policies written by Gulf (primarily management and professional liability coverages), the Personal Catastrophe Risk operation and other runoff operations, which collectively are referred to as Business Insurance Other.

Financial, Professional & International Insurance - The Financial, Professional & International Insurance segment includes surety, crime, and financial liability businesses which primarily use credit-based underwriting processes, as well as property and casualty products that are predominantly marketed on an international basis. The businesses in Financial, Professional & International Insurance are Bond, Financial & Professional Services, and International and Lloyd’s.

Personal Insurance writes virtually all types of property and casualty insurance covering personal risks. The primary coverages in this segment are personal automobile and homeowners insurance sold to individuals.

Discontinued Operations (Asset Management) comprises Nuveen Investments, whose core businesses are asset management and related research, as well as the development, marketing and distribution of investment products and services for the affluent, high net worth and institutional market segments. During the third quarter of 2005, the Company completed the divestiture of its ownership interest of Nuveen Investments.

Prior quarter segment results have been reclassified from the historical presentation to conform with current business segment definitions where applicable. The Company’s historical Commercial and Specialty segments have been realigned into two new segments:  the Business Insurance segment and the Financial, Professional & International Insurance segment. As a result, prior quarter results of certain businesses have been disaggregated from the historical Specialty segment and are now reported in the Business Insurance segment. In addition, the Personal segment has been renamed Personal Insurance.